CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our firm under the caption “Counsel and Independent Registered Public Accounting Firm” included in or made a part of Post-Effective Amendment No. 37 to The North Country Funds’ (the “Trust”) Registration Statement under the Securities Act of 1933, as amended, and Amendment No. 38 to the Trust’s Registration Statement under the Investment Company Act of 1940, as amended (Registration Nos. 333-45664 and 811-10123).

/s/ Ropes & Gray LLP

Ropes & Gray LLP

Boston, Massachusetts

March 28, 2024